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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT




     NAME OF ORGANIZATION                                       JURISDICTION
     --------------------                                       ------------

     Aware Security Corporation . . . . . . . . . . . . .       Massachusetts